September 8, 1999


Dear Stockholder:

Gibson Greetings, Inc. announced recently that its Board of Directors adopted a Stockholders' Rights Plan which provides for a distribution of Preferred Stock Purchase Rights to holders of the Company's common stock. The rights will be exercisable only under certain circumstances. A summary of the Plan is enclosed; I urge you to read it carefully. Please keep it with your certificates or other records for future reference.

Stockholder rights plans have become common practice by major American companies and a well-accepted approach to ensuring that stockholders receive a fair price in the event of an unsolicited takeover attempt. Adoption of the Plan is a precautionary step to protect your equity investment while not foreclosing a fair offer. Our Plan is designed to encourage potential acquirors to negotiate with your Board of Directors prior to attempting a takeover thereby giving the Directors leverage in negotiating better terms on behalf of all stockholders.

The Plan protects your interests if you and the Company are confronted with coercive or unfair takeover tactics. The Plan contains provisions to protect you in the event of an unsolicited offer to acquire the Company, including an offer that does not treat all stockholders equally, the acquisition in the open market of shares constituting control without offering fair value to all stockholders or other tactics which could impair the Board's ability to represent your interests effectively. It will not prevent a prospective offeror from making a full and fair offer, or from negotiating with the Board, and will not adversely affect a merger transaction that the Board approves as fair and believes constitutes full value for the stockholders.

Under the Plan, each stockholder receives one Right for each share of common stock owned. The Rights initially are represented by, and trade with, the common stock certificates. If the Rights become exercisable, they entitle the holder, under certain circumstances, to acquire shares of the Company or the acquiring corporation at a substantial discount. You need take no action with respect to the Rights unless and until they are triggered and become exercisable.

The Plan has no effect on the finances or business operations of the Company. Furthermore, the distribution of Rights is not dilutive, does not affect reported earnings per share and is not taxable to you or the Company. There will be no change in the way the Company's shares are traded.

Management and the Board are committed to serving the best interests of the stockholders and believe that this Plan will help protect the value of your investment in Gibson Greetings, Inc.

                              Sincerely,


                              Frank J. O'Connell




                  SUMMARY OF RIGHTS TO PURCHASE
                         PREFERRED STOCK


     On August 26, 1999, the Board of Directors of Gibson Greetings, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on September 8, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series B Preferred Stock, par value $1.00 per share (the "Preferred Stock") at a Purchase Price of $25.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights are not exercisable unless and until the events described below occur. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 20 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, after August 26, 1999 and without the prior consent of the Company's Board of Directors, beneficial ownership of 15% (or, in the case of a person or group which is a 15% stockholder on August 26, 1999, 25%) or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 20 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates,
(ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 31, 2009, unless earlier redeemed by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     If, at any time following the Distribution Date, (1) the Company or any Acquiring Person publicly announces that a Person has become the beneficial owner of more than 15% (or 25% as described above) of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), (2) at any time after a Stock Acquisition Date, the Company is the surviving corporation in a merger with an Acquiring Person in which the Common Stock of the Company remains outstanding and unchanged, or (3) at any time after a Stock Acquisition Date, an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $25.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $50.00 worth of Common Stock (or other consideration, as noted above) for $25.00. Assuming that the Common Stock had a per share value of $10.00 at such time, the holder of each valid Right would be entitled to purchase five shares of Common Stock for $25.00.

     If, at any time following a Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Company's outstanding stock is changed into stock or other securities of another person or cash (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise pride of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, at any time until twenty days following the Stock Acquisition Date. Notwithstanding the foregoing, the Board of Directors may redeem the Rights if such redemption is incidental to a merger or other business combination involving the Company but not involving an Acquiring Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.